UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________ FORM 8-K ________________
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012
VERIFONE SYSTEMS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-32465 (Commission File Number)	04-3692546 (IRS Employer Identification No.)
2099 Gateway Place, Suite 600 San Jose, CA 95110 (Address of principal executive offices with zip code)
(408) 232-7800 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On May 15, 2012, Mr. Charles R. Rinehart, a member of the Board of Directors of VeriFone Systems, Inc. (the "Company") and the current Chairman of the Board notified the Company that he will not stand for reelection to the Board of Directors at the Company's upcoming 2012 Annual Meeting of Stockholders scheduled for June 27, 2012. Mr. Rinehart's decision is not the result of any disagreement with the Board of Directors or the Company. Mr. Rinehart will continue to serve as director, Chairman of the Board and as a member of the Audit Committee until the close of the Annual Meeting on June 27, 2012, following which Mr. Rinehart will cease to be a director of the Company. The Company extends its appreciation to Mr. Rinehart for his service on the Board, as Chairman of the Board and as a member of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.

Date: May 17, 2012	By: /s/ Albert Liu Name: Albert Liu Title: Executive Vice President, Corporate Development and General Counsel